Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Chris Ogle	Media Contact:	Amber Rensen
	Levi Strauss & Co.		Levi Strauss & Co.
	(800) 438-0349		(415) 501-7777
	Investor-relations@levi.com		newsmediarequests@levi.com

LEVI STRAUSS & CO. ANNOUNCES SECOND-QUARTER 2016 FINANCIAL RESULTS

Reported Revenue Flat; Constant-Currency Revenue Up 1%
Net Income Grows 163% Reflecting Lower Restructuring and Related Charges and Prior-Year Debt Extinguishment

SAN FRANCISCO (July 11, 2016) – Levi Strauss & Co. (LS&Co.) announced financial results today for the second quarter ended May 29, 2016.
Highlights include:

	Three Months Ended		% Increase (Decrease)
($ millions)	May 29, 2016	May 31, 2015	As Reported
Net revenues	$1,012	$1,012	—
Net income attributable to LS&Co.	$31	$12	163%
Adjusted EBIT	$63	$63	—

Net revenues were flat on a reported basis and grew one percent excluding $14 million in unfavorable currency translation effects. Higher revenues primarily reflected increased constant-currency direct-to-consumer sales, which grew low double-digits for the second quarter, on performance and expansion of the retail network as well as ecommerce growth. Constant-currency wholesale revenues declined low single-digits for the quarter.

Second-quarter net income grew 163 percent primarily reflecting a decline in charges related to the company’s productivity initiative and a debt extinguishment loss recorded in the prior year. Second quarter Adjusted EBIT was roughly flat to prior year, as an improvement in gross margin and higher constant-currency revenues were offset primarily by increased investment in the company's direct-to-consumer channel and advertising.

“In the second quarter, we offset the impact of a challenging U.S. wholesale environment with growth in our direct-to-consumer and international businesses,” said Chip Bergh, president and chief executive officer. “Looking forward, as we execute our profitable growth strategies we will continue to focus on what we can control, and we remain committed to delivering our priorities and financial objectives for the full year.”

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LS&Co. Q2 2016 Results/Add One
July 11, 2016

Second-Quarter 2016 Highlights

▪
On a reported basis, gross profit in the second quarter grew to $517 million compared with $500 million for the same quarter of 2015, despite unfavorable currency translation effects of approximately $5 million. Gross margin for the second quarter grew to 51.1 percent of revenues compared with 49.4 percent of revenues in the same quarter of 2015, primarily due to international and direct-to-consumer sales growth. Lower negotiated product costs and streamlined supply chain operations also benefited gross margin.

▪
Selling, general and administrative (SG&A) expenses for the second quarter were $459 million compared with $450 million in the same quarter of 2015. Currency favorably impacted SG&A by $4 million. Excluding currency, higher costs were associated with the expansion of the company's retail network and ecommerce business, as well as higher advertising investment. The company had 66 more company-operated stores at the end of the second quarter of 2016 than it did at the end of the second quarter of 2015.

▪	Operating income of $58 million in the second quarter was up from $48 million in the same quarter of 2015, reflecting lower charges related to the company’s productivity initiative.

▪
Adjusted EBIT of $63 million, was roughly flat compared to the same quarter of 2015, as the constant-currency revenue growth and higher gross margin were offset by the higher SG&A. Currency translation had no significant impact to Adjusted EBIT. A reconciliation of Adjusted EBIT is provided at the end of this press release.

Regional Overview

Reported regional net revenues and operating income for the quarter were as follows:

	Net Revenues			Operating Income *
	Three Months Ended		% Increase (Decrease)	Three Months Ended		% Increase (Decrease)
($ millions)	May 29, 2016	May 31, 2015		May 29, 2016	May 31, 2015
Americas	$589	$622	(5)%	$89	$103	(14)%
Europe	$241	$222	8%	$38	$33	12%
Asia	$182	$168	8%	$16	$15	6%

* Note: Regional operating income is equal to regional adjusted EBIT.

•
In the Americas, excluding currency effects, net revenues declined four percent, as currency translation unfavorably impacted net revenues by $8 million. Direct-to-consumer revenues grew for the region, while U.S. wholesale revenues declined. Lower operating income primarily reflected lower revenues and higher advertising expenses.

•
In Europe, currency translation had no significant impact to net revenues or operating income. Net revenues grew eight percent reflecting direct-to-consumer growth from performance and expansion, and operating income was up twelve percent due to the region's higher net revenues and improved gross margin.

•
In Asia, excluding currency effects, net revenues grew twelve percent, as currency translation unfavorably impacted net revenues by $6 million. Revenue growth primarily reflected strong performance and expansion of the company-operated retail network. Operating income grew due to the region's higher net revenues.

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LS&Co. Q2 2016 Results/Add Two
July 11, 2016

Cash Flow and Balance Sheet

At May 29, 2016, cash and cash equivalents of $360 million were complemented by $611 million available under the company's revolving credit facility, resulting in a total liquidity position of approximately $1 billion. Total debt and net debt at the end of the second quarter remained approximately $1.2 billion and $0.8 billion, respectively. Free cash flow through the second quarter of 2016 was $13 million.

Investor Conference Call

The company’s second-quarter 2016 investor conference call will be available through a live audio webcast at https://engage.vevent.com/rt/levistraussao~071116 today, July 11, 2016, at 1 p.m. Pacific / 4 p.m. Eastern or via the following phone numbers: 800-891-4735 in the United States and Canada, or +1-973-200-3066 internationally; I.D. No. 34504353. A replay is available the same day on http://www.levistrauss.com/investors/earnings-webcast and will be archived for one week. A telephone replay is also available through July 15, 2016, at 855-859-2056 in the United States and Canada or +1-404-537-3406 internationally; I.D. No. 34504353. Please see http://www.levistrauss.com/investors/earnings-webcast for a discussion and reconciliation of non-GAAP measures referenced on the investor conference call.

About Levi Strauss & Co.

Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 2,800 retail stores and shop-in-shops. Levi Strauss & Co.'s reported fiscal 2015 net revenues were $4.5 billion. For more information, go to http://levistrauss.com.

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LS&Co. Q2 2016 Results/Add Three
July 11, 2016

Forward Looking Statement

This news release and related conference call contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to: inventory levels, including year-end levels, full year gross margin, currency impacts, including full-year translation effects, profitable revenue and gross margin growth, growing the U.S. business, growing the Dockers® brand, sustaining growth in our direct-to-consumer and international businesses, and new store openings. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year 2015 and our Quarterly Report on Form 10-Q for the quarter ended May 29, 2016, especially in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release and related conference call. We are not under any obligation and do not intend to update or revise any of the forward-looking statements contained in this news release and related conference call to reflect circumstances existing after the date of this news release and conference call or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Non-GAAP Financial Measures

The company reports its financial results in conformity with generally accepted accounting principles in the United States (“GAAP”) and the rules of the SEC. However, management believes that certain non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, provide users of the company’s financial information with additional useful information. The tables found below include Free Cash Flow, Net Debt and Adjusted EBIT and corresponding reconciliations to the most comparable GAAP financial measures. These non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company’s financial results prepared in accordance with GAAP. Certain of these items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations, include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities, (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. Additionally, the methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies, limiting the usefulness of these measures. The company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business.

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LS&Co. Q2 2016 Results/Add Four
July 11, 2016

The company presents non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, because it believes they provide investors, financial analysts and the public with additional information to measure performance and evaluate the company’s ability to service its debt and may be useful for comparing its operating performance with the performance of other companies that have different financing and capital structures and tax rates. The company further believes these measures may be useful for period-over-period comparisons of underlying business trends and its ongoing operations. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE SECOND QUARTER OF 2016” below for reconciliation to the most comparable GAAP financial measures.

Constant currency

Constant-currency comparisons are based on translating local currency amounts in the prior-year period at actual foreign exchange rates for the current year. The company routinely evaluates its financial performance on a constant-currency basis in order to facilitate period-to-period comparisons without regard to the impact of changing foreign currency exchange rates.

# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	May 29, 2016	November 29, 2015
	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$359,540	$318,571
Trade receivables, net of allowance for doubtful accounts of $12,598 and $11,025	334,796	498,196
Inventories:
Raw materials	3,153	3,368
Work-in-process	3,568	3,031
Finished goods	783,651	600,460
Total inventories	790,372	606,859
Other current assets	100,495	104,523
Total current assets	1,585,203	1,528,149
Property, plant and equipment, net of accumulated depreciation of $826,480 and $811,013	383,260	390,829
Goodwill	236,065	235,041
Other intangible assets, net	43,104	43,350
Non-current deferred tax assets, net	576,490	580,640
Other non-current assets	93,450	106,386
Total assets	$2,917,572	$2,884,395

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$124,247	$114,978
Current maturities of long-term debt	36,439	32,625
Accounts payable	282,165	238,309
Accrued salaries, wages and employee benefits	140,005	182,430
Restructuring liabilities	10,853	20,141
Accrued interest payable	5,701	5,510
Accrued income taxes	23,571	6,567
Other accrued liabilities	242,886	245,607
Total current liabilities	865,867	846,167
Long-term debt	1,005,565	1,004,938
Long-term capital leases	12,504	12,320
Postretirement medical benefits	99,167	105,240
Pension liability	346,770	358,443
Long-term employee related benefits	64,609	73,342
Long-term income tax liabilities	22,039	26,312
Other long-term liabilities	61,542	56,987
Total liabilities	2,478,063	2,483,749
Commitments and contingencies
Temporary equity	71,729	68,783

Stockholders’ Equity:
Levi Strauss & Co. stockholders’ equity
Common stock — $.01 par value; 270,000,000 shares authorized; 37,452,319 shares and 37,460,145 shares issued and outstanding	375	375
Additional paid-in capital	2,119	3,291
Retained earnings	741,217	705,668
Accumulated other comprehensive loss	(378,647)	(379,066)
Total Levi Strauss & Co. stockholders’ equity	365,064	330,268
Noncontrolling interest	2,716	1,595
Total stockholders’ equity	367,780	331,863
Total liabilities, temporary equity and stockholders’ equity	$2,917,572	$2,884,395
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	May 29, 2016	May 31, 2015	May 29, 2016	May 31, 2015
	(Dollars in thousands) (Unaudited)
Net revenues	$1,011,587	$1,012,180	$2,068,087	$2,067,255
Cost of goods sold	494,389	511,949	991,291	1,029,959
Gross profit	517,198	500,231	1,076,796	1,037,296
Selling, general and administrative expenses	459,351	449,662	900,514	874,944
Restructuring, net	(191)	2,954	1,657	7,292
Operating income	58,038	47,615	174,625	155,060
Interest expense	(20,411)	(21,913)	(35,313)	(45,225)
Loss on early extinguishment of debt	—	(14,002)	—	(14,002)
Other income (expense), net	4,295	7,639	2,076	(18,389)
Income before income taxes	41,922	19,339	141,388	77,444
Income tax expense	10,862	7,887	44,037	27,709
Net income	31,060	11,452	97,351	49,735
Net (income) loss attributable to noncontrolling interest	(335)	239	(790)	348
Net income attributable to Levi Strauss & Co.	$30,725	$11,691	$96,561	$50,083
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended		Six Months Ended
	May 29, 2016	May 31, 2015	May 29, 2016	May 31, 2015
	(Dollars in thousands) (Unaudited)
Net income	$31,060	$11,452	97,351	49,735
Other comprehensive income (loss), before related income taxes:
Pension and postretirement benefits	3,735	4,328	7,317	8,935
Net investment hedge (losses) gains	(250)	463	(914)	604
Foreign currency translation gains (losses)	5,877	1,032	(1,698)	(9,500)
Unrealized gains (losses) on marketable securities	1,510	161	(319)	274
Total other comprehensive income, before related income taxes	10,872	5,984	4,386	313
Income taxes related to items of other comprehensive income	(2,414)	248	(3,638)	(1,301)
Comprehensive income, net of income taxes	39,518	17,684	98,099	48,747
Comprehensive (income) loss attributable to noncontrolling interest	(447)	297	(1,121)	429
Comprehensive income attributable to Levi Strauss & Co.	$39,071	$17,981	$96,978	$49,176

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	May 29, 2016	May 31, 2015
	(Dollars in thousands) (Unaudited)
Cash Flows from Operating Activities:
Net income	$97,351	$49,735
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,496	50,471
Asset impairments	680	1,573
Gain on disposal of assets	(6,024)	(8,617)
Unrealized foreign exchange losses (gains)	16,927	(2,072)
Realized (gain) loss on settlement of forward foreign exchange contracts not designated for hedge accounting	(16,887)	1,368
Employee benefit plans’ amortization from accumulated other comprehensive loss	7,487	8,548
Noncash restructuring charges	—	387
Noncash loss on early extinguishment of debt	—	3,448
Amortization of premium, discount and debt issuance costs	1,256	881
Stock-based compensation	1,976	7,848
Allowance for doubtful accounts	2,209	1,192
Change in operating assets and liabilities:
Trade receivables	157,291	173,660
Inventories	(185,806)	18,582
Other current assets	1,993	(1,100)
Other non-current assets	(4,163)	(1,368)
Accounts payable and other accrued liabilities	41,392	(85,738)
Restructuring liabilities	(10,691)	(25,880)
Income tax liabilities	18,397	(5,414)
Accrued salaries, wages and employee benefits and long-term employee related benefits	(73,463)	(72,301)
Other long-term liabilities	2,883	(13,853)
Other, net	—	1,214
Net cash provided by operating activities	103,304	102,564
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(47,231)	(43,163)
Proceeds from sales of assets	17,431	8,785
Proceeds (payments) on settlement of forward foreign exchange contracts not designated for hedge accounting	16,887	(1,368)
Acquisitions, net of cash acquired	(47)	(251)
Net cash used for investing activities	(12,960)	(35,997)
Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	—	500,000
Repayments of long-term debt and capital leases	(1,571)	(526,490)
Proceeds from senior revolving credit facility	180,000	265,000
Repayments of senior revolving credit facility	(174,000)	(255,000)
Proceeds from short-term credit facilities	14,216	11,884
Repayments of short-term credit facilities	(10,389)	(8,407)
Other short-term borrowings, net	593	310
Debt issuance costs	—	(3,937)
Change in restricted cash, net	3,315	1,110
Repurchase of common stock	(1,393)	(2,221)
Excess tax benefits from stock-based compensation	179	347
Dividend to stockholders	(60,000)	(50,000)
Net cash used for financing activities	(49,050)	(67,404)
Effect of exchange rate changes on cash and cash equivalents	(325)	(12,784)
Net increase (decrease) in cash and cash equivalents	40,969	(13,621)
Beginning cash and cash equivalents	318,571	298,255
Ending cash and cash equivalents	$359,540	$284,634

Noncash Investing Activity:
Purchases of property, plant and equipment not yet paid at end of period	$22,911	$10,035

Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$33,536	$42,526
Cash paid for income taxes during the period, net of refunds	21,703	33,619
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE SECOND QUARTER OF 2016

The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on July 11, 2016, discussing the company’s financial condition and results of operations as of and for the quarter ended May 29, 2016. Free cash flow, Net debt and Adjusted EBIT are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in this press release: (1) Free cash flow represents cash from operating activities less purchases of property, plant and equipment, (payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, and cash dividends to stockholders; (2) Net debt represents total long-term and short-term debt less cash and cash equivalents; and (3) Adjusted EBIT represents net income plus income tax expense, interest expense, loss on early extinguishment of debt, other (income) expense, net, restructuring and related charges, severance, asset impairment charges and other, net, and pension and postretirement benefit plan curtailment and net settlement (gains) losses, net.

Free cash flow:

	Six Months Ended
($ millions)	May 29, 2016	May 31, 2015
	(unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$103.3	$102.6

Non-GAAP measure:
Net cash provided by operating activities	$103.3	$102.6
Purchases of property, plant and equipment	(47.2)	(43.2)
Proceeds (payments) on settlement of forward foreign exchange contracts not designated for hedge accounting	16.9	(1.4)
Dividend to stockholders	(60.0)	(50.0)
Free cash flow	$13.0	$8.0

Net debt:

($ millions)	May 29, 2016	November 29, 2015
	(unaudited)
Most comparable GAAP measure:
Total debt	$1,166.3	$1,152.5

Non-GAAP measure:
Total debt	$1,166.3	$1,152.5
Cash and cash equivalents	(359.5)	(318.6)
Net debt	$806.8	$833.9

Adjusted EBIT:

	Three Months Ended
($ millions)	May 29, 2016	May 31, 2015
	(unaudited)
Most comparable GAAP measure:
Operating income	$58.0	$47.6

Non-GAAP measure:
Net income	$31.0	$11.5
Income tax expense	10.9	7.8
Interest expense	20.4	21.9
Loss on early extinguishment of debt	—	14.0
Other (income) expense, net	(4.3)	(7.6)
Restructuring and related charges, severance, asset impairment charges and other, net	4.8	15.6
Pension and postretirement benefit plan curtailment and net settlement losses, net	—	0.1
Adjusted EBIT	$62.8	$63.3